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                                                                  EXHIBIT 10.20

                                                                       EXECUTION
                                                                            COPY

                              ASSIGNMENT AGREEMENT


IMPSAT S.A., a company duly created under the laws of the Republic of Argentina, domiciled at 256 Alferez Pareja., city of Buenos Aires, (hereinafter called the "Assignor"), herein duly represented by Mr. Marcello Girotti, in his capacity as Vice President of Assignor, pursuant to the documents enclosed as ANNEX A that is part hereof, party of the one part; and EL SITIO ARGENTINA S.A., a company duly created under the laws of the Republic of Argentina, domiciled at 845 Belgrano Ave. 4th floor "A", (hereinafter called the "Assignee"), herein duly represented by Daniel Rotsztain and __________, in their capacity as attorney-in-fact of Assignee, pursuant to the documents enclosed hereto as ANNEX B that is a part hereof, party of the second part (the Assignor and the Assignee are hereinafter jointly called the "Parties"), enter into this Assignment Agreement (hereinafter the "Agreement") pursuant to the following terms and conditions.


                               W I T N E S S E T H

WHEREAS, the Assignor is controlled by IMPSAT Corporation, a corporation duly organized and existing under the laws of the State of Delaware, United States of America ("IMPSAT");

WHEREAS, the Assignee is controlled by El Sitio, Inc., a company duly organized and existing under the laws of the British Virgin Islands ("El Sitio");

WHEREAS, IMPSAT and El Sitio have entered into a Framework Agreement dated August 4, 1999 (the "Framework Agreement") in which the parties agreed on the basic terms and conditions of a series of related agreements to be entered into in connection with the sale of IMPSAT's retail Internet access businesses in Argentina, Brazil and Colombia to El Sitio;

WHEREAS, the Assignor renders telecommunications services, and has agreed to assign to the Assignee its contracts (written and oral) (the "Assigned Contracts" or "Acquired Business") relating to the clients listed on ANNEX C (of which Annex shall designate the clients subject to contracts that are oral contracts) who receive Internet access service from the Assignor (the "Service"); and the Assignee has agreed to pay to the Assignor the Purchase Price for the Acquired Business, pursuant to the terms and conditions detailed herein;

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WHEREAS, simultaneously with the execution of this Agreement, the Assignor and the Assignee are entering into a Services Agreement in the form attached hereto as ANNEX D (hereinafter called the "Services Agreement") pursuant to which the Assignor shall render to the Assignee the services that are necessary for the latter to render the Service to its present and future clients, including clients listed on ANNEX C (the "Assigned Clients");

WHEREAS, simultaneously with the execution of this Agreement, the Assignor and the Assignee are entering into a Reseller and Management Agreement in the form attached hereto as ANNEX E (as herein defined);

WHEREAS, the Assignee will not assume any liabilities or obligations of any nature whatsoever of Assignor of the Acquired Business arising prior to the date hereof other than those specified on ANNEX F (each an "Assumed Liability");

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties hereto agree as follows:

1.       DEFINITIONS

Under this Agreement, the following terms shall have the following meaning:

"Annual Effective Rate" means a due rate annually calculated on the corresponding capital, based on a calendar year of 360 days, based on 12 months of 30 days each, taking into account the days effectively elapsed, including the first day and excluding the last day of the corresponding period.

"Assigned Contracts" shall include those contracts between the Assignor and the clients as set forth on ANNEX C.

"Closing Date" shall mean November 4, 1999.

"Purchase Price" shall have the meaning set forth in Section 2.2.

2.       ASSIGNMENT; PAYMENT DATES

     2.1 ASSIGNMENT AND PAYMENT OF THE INITIAL PURCHASE PRICE.

          (a) Pursuant to this Agreement, and according to the other terms and conditions established herein, on the Closing Date (i) the Assignor shall assign to the Assignee the Assigned Contracts, and the Assignee shall acquire from the Assignor the Assigned Contracts and (ii) the Assignee will pay the Assignor the Initial Purchase Price (as defined below) in accordance with the terms and conditions set forth in Section 2.2(a) below.

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          (b) The Assignor hereby grants to the Assignee the non-exclusive right, fully paid, to use the domain name "impsat1.com.ar" in order to allow the Assignee to continue rendering services exclusively to the Assigned Clients (the "Dominion"), for a nine month period from the Closing Date. Before the expiration of said term, the Assignee shall cease to use and cause the Assigned Clients to cease in the use of the Dominion. Notwithstanding the aforesaid, the Assignor shall be solely responsible for the lawful administration of the Dominion during the nine month period referred above.

     2.2 PRICE OF THE ASSIGNMENT. PAYMENT DATES. In consideration for the assignment of the Assigned Contracts, the Assignee shall pay the Assignor the Purchase Price. The Purchase Price equals Six Million Two Hundred Thousand U.S. Dollars (US$6,200,000). Assignee will also be responsible for paying a value added tax calculated at 21% ("VAT") on the purchase price in the amount of One Million Three Hundred and Two Thousand U.S. Dollars (US$1,302,000).

The Purchase Price shall be paid by the Assignee to the Assignor as follows:

          (a) 85% of the Purchase Price, i.e. Five Million Two Hundred Seventy Thousand US Dollars (US $5,270,000) (the "Initial Purchase Price") plus corresponding VAT equal to One Million One Hundred and Six Thousand Seven Hundred US Dollars (US$ 1,106,700), shall be paid on the Closing Date by the Assignee to the Assignor through a wire transfer to account number 3601-8798 at Citibank N.A. (Beneficiary: IMPSAT S.A.) (ABA #021000089) or as otherwise agreed to by the Parties.

          (b) the balance of the Purchase Price, i.e. Nine Hundred Thirty Thousand U.S. Dollars (US$ 930,000) plus the corresponding VAT equal to One Hundred Ninety Five Thousand Three Hundred U.S. Dollars (US$195,300) shall be paid by Assignee to Assignor, beginning on December 5, 1999, in 24 equal consecutive monthly installments plus an annual 12% interest on the balance, jointly payable with each installment through a deposit in the account to be specified by the Assignor to the Assignee (hereinafter called the "Balance"). The Balance, or any portion thereof, outstanding at any time may be prepaid by the Assignee in full at any time without penalty.

          (c) For each day that payment of the Balance is in arrears pursuant to
Section 2.2, the Assignee shall pay to the Assignor interest on loan arrears on the amount owed at an Annual Effective Rate of 15%.

     2.3 PAYMENT IN US DOLLARS; WAIVER OF THE DOCTRINE OF UNFORESEEABILITY.

          (a) PAYMENT IN US DOLLARS. All the payments shall be made in unrestricted US Dollars (hereinafter called "Dollars"), free of discounts due to transfer costs or any other banking expense. If it is legally impossible to buy Dollars in the Republic of Argentina, the Assignee shall be able to pay with Dollars bought abroad or with Pesos, or the current Argentine legal currency. (hereinafter called "Argentine Currency"). The Assignor shall have the exclusive right to elect one of the following payment options:

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               (i) exchange rate (bid) of Dollars with Argentine Currency, pursuant to the quotation of Citibank N.A. at 1:00 p.m. on the payment date, plus commissions, expenses and taxes on said exchange operation; or

               (ii) the actual amount of Argentine Currency necessary to buy, in Buenos Aires or Montevideo Republic of Uruguay, at the Assignor's option, the amount of Foreign Bonds of the Republic of Argentina that sold for Dollars in New York or Montevideo, at the Assignor's exclusive option, plus any commission, expense and tax on said operation- is necessary to buy, at 1:00 p.m. of the effective payment date, the amount owed in Dollars. If this cannot be applied, the exchange rate to buy Dollars with Argentine Currency in New York or Montevideo, pursuant to the quotation of Citibank N.A., at 1:00 p.m. on the effective payment date, will be applied.

          (b) WAIVER OF THE DOCTRINE OF UNFORESEEABILITY. The Parties expressly agree that the amounts payable pursuant to this Agreement may significantly vary due to inflationary or hyperinflationary peaks, or due to an increase of taxes and/or the variation of interest and/or exchange rates, for any reason. These unforeseeable and important events that may affect the Parties, are a risk for this Agreement that the Parties accept and, consequently, wholly assume. Consequently, none of the Parties hereof shall claim either unforeseeability or contractual adjustments with regard to the agreed amount or currency, nor as a consequence of the application of economic emergency systems that may affect what the Parties hereof have freely agreed to pursuant to this Agreement.

     2.4 DELIVERIES. At or before the Closing, the Parties have delivered all documents required to be delivered by them pursuant to this Agreement or any other document signed in connection with this Agreement.

     2.5 FRAMEWORK AGREEMENT. The Assignor and the Assignee hereby waive their rights to an adjustment in the Purchase Price on a per subscriber basis as contemplated by the Framework Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR

The Assignor represents and warranties to the Assignee the following:

     3.1 CREATION. The Assignor is a duly created company, validly existing, duly registered, and in good standing pursuant to the laws of the Republic of Argentina.

     3.2 POWER. The Assignor has full corporate authority and capacity to grant and enter into this Agreement and perform its obligations hereunder and consummate the transactions contemplated hereby pursuant to the terms and conditions established herein. The Board of Directors of the Assignor approved this Assignment, pursuant to the terms and conditions hereof, as established in the copies certified by a notary public of the pertinent board minutes attached hereto as ANNEX G.

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     3.3 NON-BREACH.The execution of this Agreement, the performance of the operations stipulated herein, or the fulfillment by the Assignor of any of the provisions hereof do not or shall not conflict with, or result in the breach of, any organizational document of the Assignor including its Bylaws, copies of which are included as ANNEX A.

     3.4 BINDING OBLIGATION. This Agreement constitutes a binding, valid and legal obligation of the Assignor and is enforceable against it pursuant to its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other laws relating to or affecting creditor's rights generally or by equitable principles.

     3.5 TITLE. Except as set forth in the Assigned Contracts, the Assigned Contracts are free and clear of all pledges, security interests, liens, encumbrances and claims of any kind, and the Assignee will acquire the Assigned Contracts free and clear of all pledges, security interests, liens, encumbrances, or claims, except as created by Assignee.

     3.6 CONTRACTS. ANNEX H contains the material terms of the form of written contract used by the Assignor with the Assigned Clients; provided, however, that some Assigned Clients have oral contracts and some written contracts have been orally amended. None of the oral contracts are on terms that are materially different than those found in the written contracts, and none of the oral amendments materially change the economic terms of any of the written contracts except as set forth on ANNEX C. Except in such cases as would not in the aggregate have a material adverse effect on the Acquired Business (a) the Assigned Contracts are valid, binding and enforceable in accordance with their terms, (b) the Assignor has performed, and is now performing, the obligations of, and are not in default (and would not by the lapse of time or the giving of notice be in default) under any of the Assigned Contracts, (c) no parties have notified the Assignor in writing of any claim, dispute or controversy or withheld payments from the Assignor with respect to any of the Assigned Contracts, (d) no other party to an Assigned Contract is in default or has breached any term or provision of such Assigned Contract that has not previously been cured, (e) the Assignor has not received notice or warning of alleged nonperformance, delay in delivery or other noncompliance with respect to any of the Assigned Contracts, and (f) the Assignor has not received any notice that any Assigned Client intends to totally or partially terminate any of the Assigned Contracts. For purposes of this Section 3.6, a "material adverse effect on the Acquired Business" means an effect which would result in a diminution in the revenues of the Acquired Business of more than five percent (5%), as compared to the revenues as of July 31, 1999.

     3.7 NO OTHER PURCHASERS. There is no agreement, option or other right or privilege outstanding in favor of any person for the purchase from Assignor of the Acquired Business or any aspect of the Acquired Business.

     3.8 COMPLIANCE. With respect to the Acquired Business, the Assignor has complied in all material respects with all statutes, ordinances, codes, laws, rules, regulations or orders during all times prior to the Closing Date.

     3.9 CLIENTS. As of July 31, 1999, the Assignor had agreements with the number of

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paying clients for receipt of dial-up access services identified in the Deloitte
& Touche report attached hereto as ANNEX I.

     3.10 NO CONSENTS. Except to the extent that licenses and any other permits required for the Assignee to provide the telecommunications value added services, commonly called Internet, have not been received from the SECRETARIA DE COMUNICACIONES of the Republic of Argentina, there are no governmental filings, registrations, consents, approvals, authorizations or orders necessary for the execution, delivery and performance of this Agreement by the Assignor and the transactions contemplated hereby or to ensure the legality, validity, enforceability or admissibility in the Republic of Argentina of this Agreement.

     3.11 NO PENDING ACTIONS, PROCEEDINGS OR INVESTIGATIONS. There are no pending, or to the best of Assignor's knowledge, threatened, judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or question the action to be taken by Assignor in connection with this Agreement. There is no material legal action pending or threatened with respect to any of the Assigned Contracts.

     3.12 NO BROKERS. The Assignor has not retained any broker, finder or agent or agreed to pay any brokerage or similar fee with respect to the transactions contemplated hereby.

     3.13 NO MATERIAL ADVERSE CHANGE. To Assignor's knowledge, there has been no material adverse change to the Acquired Business, results of operations, financial conditions or prospects of the Acquired Business as a whole since July 31, 1999. As used in this Agreement, the phrase "material adverse change to the Acquired Business", excludes any change or event which generally affects the Internet industry.

     3.14 NO CHANGE IN ANY LAW. To the knowledge of the Assignor, there is no pending or threatened change in any law which materially affects or could materially affect the Acquired Business.

     3.15 NO MISLEADING STATEMENTS. The annexes and the representations and warranties of this Agreement made pursuant to this Section 3, are and shall at the Closing Date be true, correct and complete in all material aspects, and this Agreement, its annexes and representations and warranties of this Agreement, do not contain and shall not contain any statement whatsoever that may be incorrect, incomplete, false or misleading as regards the facts or acts established in said representations and warranties.

4.       REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE

The Assignee hereby represents and warranties to the Assignor the following:

     4.1 CREATION. The Assignee is a duly created company, validly existing and duly registered pursuant to the laws of the Republic of Argentina.

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     4.2 POWER. The Assignee has full corporate authority and capacity to enter into this Agreement and perform its obligations hereunder, consummate the transactions contemplated hereby, pursuant to the terms and conditions established herein and shall take all the corporate measures required to authorize the execution, delivery and performance of this Agreement and the fulfillment of the operations stipulated therein; and this Agreement constitutes a legal, valid and binding obligation of the Assignee, enforceable against it pursuant to its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other laws relating to or affecting creditor's rights generally or by equitable principles. The Board of Directors of the Assignee has approved the acquisition of the Acquired Business, pursuant to the terms and conditions hereof, according to the copies certified by notary public of the pertinent Board minutes attached hereto as ANNEX K.

     4.3 NON-BREACH. Except to the extent that licenses and any other permits required for the Assignee to provide the telecommunications value added services, commonly called Internet, have not been received from the SECRETARIA DE COMUNICACIONES of the Republic of Argentina, the execution of this Agreement, the performance of the operations stipulated herein, or the fulfillment by the Assignee of any of the provisions hereof: (i) do not breach or shall not breach, or shall not be in conflict with or result in the breach of any law, executive order, regulation, ordinance or any other provision or shall constitute a breach (or a fact that, through notice or the lapse of time, or both, may constitute a breach) of any term or provision of, or shall become a breach under, any agreement of which the Assignee may be a party or to which its business, property or assets may be subject; (ii) are not or shall not be in conflict with, or shall result in the breach of the Bylaws of the Assignee, copies of which are included as ANNEX B.

     4.4 NO MISLEADING STATEMENTS. The representations and warranties of this Agreement made pursuant to this Section 4, are and shall at the Closing Date be true, correct and complete in all their aspects, and do not contain and shall not contain any statement whatsoever that may be incorrect, incomplete, false or misleading as regards the facts or acts established in said representations and warranties.

5.       INVOICING, ASSIGNMENT OF RIGHTS, DISTRIBUTION OF SUBSCRIPTIONS

     5.1 INVOICING. Subject to the terms and conditions of the Reseller and Management Agreement, the invoicing with respect to the Acquired Business and the collection of any and all fees shall be made by the Assignee as of the Closing Date.

     5.2 ASSIGNMENT OF AUTOMATIC DEBITS. Within forty-five (45) days after the Closing Date, the Assignor shall deliver to the Assignee a notice addressed to the Banks and/or credit card companies included in ANNEX L, requesting that the automatic debits with respect to the Acquired Business corresponding to the rendering of the Service, be done immediately in favor of the Assignee instead of the Assignor, and will take such further actions as Assignee

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may reasonably request in respect of the foregoing.

     5.3 PRO-RATED FEES. Because the Closing Date does not coincide with the last day of the month, the Parties agree to distribute fees collected with respect to the Assigned Contracts for the month of the Closing Date as follows:
(i) the Assignor shall receive pro-rated fees based on the period as from the first day of the month up to and including the Closing Date; and (ii) the Assignee shall receive pro-rated fees based on the period from after the Closing Date until the last day of the month.

          (a) As regards those clients to whom the Service is invoiced in advance, the Assignor shall receive in trust for and deliver to the Assignee the amounts corresponding to the Service provided after the Closing Date as long as it has effectively received them from the Clients and within ten working days as from the receipt of such amounts.

          (b) As to the Clients to whom the Service is invoiced on a monthly basis, the Assignee shall receive in trust for and deliver to the Assignor the amounts corresponding to the Service provided before or on the Closing Date as long as it has effectively received them from the Clients and within ten working days as from the reception of the amounts.

     5.4 CALCULATION OF PROPORTIONAL FEE. The calculation of the proportional fee shall be obtained by dividing the fee period described in Section 5.3 corresponding to such Assigned Contracts by thirty-one.

     5.5 LIABILITY OF THE ASSIGNOR.

          (a) The Assignor shall have no responsibility in the event that any Assigned Client at any time on or after the Closing Date terminates its Assigned Contract or its commercial relationship with the Assignee for any reason whatsoever, and the Assignee shall have no claims against the Assignor in respect to any such termination.

          (b) The Assignor makes no warranty or guarantee nor does the Assignor assume any liability whatsoever for the financial or economic condition of any Assigned Client or for the payment of any amounts owing in respect of any of the Assigned Contracts from and after the Closing Date.

6.       CONDITIONS TO CLOSING

     6.1 CONDITIONS OF OBLIGATIONS OF THE ASSIGNEE. The obligation of the Assignee to purchase and pay for the Assigned Contracts is subject to the fulfillment in all material respects prior to the date hereof of the following conditions, any of which may be waived in whole or in part by the Assignee:

          (a) The representations and warranties of the Assignor under this Agreement

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shall be true and correct in all material respects on the Closing Date without regard to any materiality qualifier set forth in any representation and warranty contained herein.

          (b) The Assignor shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Assignor on or before the Closing Date.

          (c) The Parties shall have entered into a Reseller and Management Agreement in the form attached hereto as ANNEX E.

          (d) No governmental body or any other person shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, nor shall any such order be threatened or pending.

          (e) Since July 31, 1999 until the Closing Date, there shall not have been a material adverse change to the Acquired Business. "Material adverse change to the Acquired Business" means any event, circumstance, condition, fact, effect or other matter which has had or could reasonably be expected to have a material adverse effect (i) on the assets, liabilities, prospects, results of operations or condition (financial or otherwise) of the Acquired Business or
(ii) on the ability of the Assignor to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby.

          (f) The Assignor shall have delivered to the Assignee a certificate dated the Closing Date, executed by its Chief Executive Officer, certifying the satisfaction of the conditions specified in paragraphs 6.1(a), (b), (c), (d) and
(e).

          (g) The Assignee shall have received from Nicholson & Cano, counsel for the Assignor, an opinion dated the Closing Date, in the form attached as ANNEX J.

          (h) The parties shall have executed the Services Agreement and the Reseller and Management Agreement and any document contemplated by the foregoing agreements.

          (i) The parent of Assignor shall have entered into the Guaranty in the form attached hereto as ANNEX N.

     6.2 CONDITIONS OF OBLIGATIONS OF THE ASSIGNOR. The obligation of the Assignor hereinunder is subject to the fulfillment in all material respects prior to the date hereof of the following conditions, any of which may be waived in whole or in part by the Assignor:

          (a) The representations and warranties of the Assignee under this Agreement shall be true and correct in all material respects on the Closing Date.

          (b) The Assignee shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Assignee on or before the Closing Date.

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          (c) The Assignee shall have obtained any and all consents, waivers, approvals or authorizations, with or by any governmental body or any other person required for the valid execution of this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the Assignor expressly acknowledges that the Assignee has not yet obtained the licenses and/or other permits required to provide telecommunications value added services in Argentina, and the fact that such licenses or consents have not yet obtained shall not be deemed as a failure of any condition contained herein.

          (d) No governmental body or any other person shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, nor shall any such order be threatened or pending.

          (e) The parent of Assignee shall have entered into the Guaranty in the form attached hereto as ANNEX N.

          (f) The parties shall have executed the Services Agreement and the Reseller and Management Agreement and any document contemplated by the foregoing agreements.

7.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties made by the Assignor shall survive the execution and delivery of this Agreement and the completion of the transactions contemplated herein.

8.       INDEMNIFICATION

     8.1 INDEMNIFICATION BY ASSIGNOR. The Assignor shall indemnify and hold harmless the Assignee and/or each of its directors, officers, agents, employees, advisers and representatives from and against any losses, expenses, claims, damages or liabilities of whatever nature, joint or several, including without limitation reasonable costs of investigation and reasonable legal fees and expenses of legal counsel to which the Assignee and/or each of its directors, officers, agents, employees, advisers and representatives may become subject, which arise out of or are based upon:

          (a) any representation or warranty of the Assignor made herein not having been materially true, complete and accurate when made;

          (b) any covenant made herein by the Assignor not having been complied with;

          (c) any liability with respect to the Acquired Business for taxes including related liabilities, penalties, fines, additions and interest in respect of any taxable period ending on or prior to the Closing Date; or

          (d) any liability or obligation that is not an Assumed Liability or that is attributed to the Acquired Business related to the period prior to the Closing Date.

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The Assignor's obligations to indemnify for the Assignee's losses under this agreement shall accrue only if the aggregate amount of such losses exceeds one percent of the Purchase Price (or $62,000), and the Assignor shall be liable for all such losses, including such initial one percent amount; provided, however, that the maximum liability of the Assignor under this Section 8.1 shall not exceed the Purchase Price.

     8.2 INDEMNIFICATION BY ASSIGNEE. The Assignee shall indemnify and hold harmless the Assignor and each of its directors, officers, agents, employees, advisers and representatives from and against any losses, expenses, claims, damages or liabilities, joint or several, including without limitation reasonable costs of investigation and reasonable legal fees and expenses of legal counsel to which the Assignor and/or each of its directors, officers, employees, advisers and representatives may become subject, which arise out of, or are based upon:

          (a) any representation or warranty of the Assignee made herein not having been materially true, complete and accurate when made;

          (b) any covenant made herein by the Assignee not having been complied with;

          (c) any liability with respect to the Acquired Business for taxes including related liabilities, penalties, fines, additions and interest in respect of any taxable period ending after the Closing Date; or

          (d) any Assumed Liability and any liability or obligation attributed to the Acquired Business related to the period after the Closing Date.

The Assignee's obligations to indemnify the Assignor for losses under this Agreement shall accrue only if the aggregate amount of such losses exceeds one percent of the Purchase Price (or $62,000), and in such event Assignee shall be liable for all such losses, including such initial one percent amount; provided, however, that the maximum liability of the Assignee under this Section 8.2 shall not exceed the Purchase Price. The one percent threshold shall not apply to any default of the Assignee under Section 2.2(b) of this Agreement, and Assignee shall be liable for all losses as a result of a default under Section 2.2.

     8.3 INDEMNIFICATION PROCEDURE

          (a) In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the indemnifying party (the "Indemnitor") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnitor (at Indemnitor's expense) to assume the defense of any claim or any litigation resulting therefrom, provided that (i) the counsel for the Indemnitor who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnitor of its

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indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnitor and the Indemnitor is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, the Indemnitor, in the defense of any such claim or litigation, shall not consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnitor might be expected to affect adversely the Indemnified Party's tax liability or the ability of the Indemnified Party or any of its subsidiaries to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnitor in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnitor, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnitor, such consent not to be unreasonably withheld. In the event that the Indemnitor does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. Notwithstanding the foregoing, the Indemnitor shall still provide indemnification to the Indemnified Party. In any event, the Indemnitor and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section and the records of each shall be available to the other with respect to such defense.

          (b) The obligations of the parties under this Section shall survive the execution and delivery of this Agreement for a period of two (2) years.

9.       EXPENSES

     9.1 ASSIGNOR'S EXPENSES. The Assignor shall pay all the costs and expenses including, but not limited to, the fees and expenses of lawyers, accountants and any other advisor hired by it and any other expenses incurred by the Assignor related to this Agreement.

     9.2 ASSIGNEE'S EXPENSES. The Assignee shall pay all the costs and expenses including, but not limited to, the fees and expenses of lawyers, accountants and any other advisor hired by it and any other expenses incurred by the Assignee related to this Agreement.

10.      MISCELLANEOUS

     10.1 COMPLETE AGREEMENT. This Agreement and its annexes contains the complete agreement between the Parties as regards the operations stipulated therein and replaces all the negotiations, depositions, statements, commitments, offers and agreements, written or oral, entered into between the Parties before the date hereof. No waiver or modification or amendment of any provision of this Agreement shall be in force, unless it is made in writing and is duly signed by the Parties.

     10.2 SPECIFIC PERFORMANCE. In the event either party fails to close the transactions contemplated by this Agreement for any reason other than a material breach of this Agreement by the other party, each party shall have the right, among other remedies, to specifically enforce this Agreement. Such remedy, however, shall not be exclusive and shall be in addition to any other remedies which the other party may have under this Agreement or otherwise.

     10.3 COPIES. This Agreement is signed in 4 copies of the same tenor in the English language and 4 copies of the same tenor in the Spanish language, each of which shall be considered an original and only valid if they have all the signatures of the Assignor and the Assignee. In the event of a difference between the English and Spanish versions, the Spanish version shall prevail.

     10.4 APPLICABLE LAW AND JURISDICTION. The validity, duration and construction of this Agreement shall be exclusively ruled by the laws of the Republic of Argentina. The Parties agree that in the event that any dispute, controversy or difference arises as a consequence of this Agreement and is not resolved within ten days after such dispute, controversy or difference is brought to the attention of both parties, the Parties agree to submit the decision to arbitration as set forth below:

          (a) Any dispute, controversy or claim resulting from or related to any of the provisions of this Agreement, or its interpretation, execution, compliance, violation, termination or validity, including without limitation whatsoever, this present section, shall be solely and definitively resolved through arbitration. The Parties shall unify all the pending disputes, if any, in one single arbitration procedure.

          (b) All matters submitted to arbitration shall be resolved by a sole arbitrator jointly appointed by both Parties. The arbitrator shall proceed in accordance with the rules of the Arbitration Court of the Stock Exchange of the City of Buenos Aires, which both Parties acknowledge and accept. In case the Parties fail to agree on the designation of the arbitrator, they shall submit the controversy to the Arbitration Court of the Stock Exchange of the City of Buenos Aires, which shall resolve the controversy in accordance with its rules of arbitration.

          (c) The arbitrator's decision shall be deemed final and binding upon the Parties, and the execution of the arbitration award may be brought to any competent court of law. The Parties expressly waive their rights to file judicial claims or defenses against the result of the arbitration procedure.

          (d) The losing party in the arbitration shall pay for all its expenses, and for the expenses of the other party, even when the latter has not so requested.

     10.5 NOTICES. All notices, petitions, demands for performance and other communications pursuant to this Agreement shall be in writing and in the following due way:

To the Assignor:                                        To the Assignee:
IMPSAT S.A.                                             EL SITIO ARGENTINA S.A.
Alferez Pareja 256                                      Belgrano Avenue 845, 4th Floor
Buenos Aires, Argentina                                 1092 Buenos Aires, Argentina
Attn:  Hector Alonso                                    Attn: Roberto Cibrian-Campoy

With copy to:                                           With copy to:
Arnold & Porter                                         Paul, Hastings, Janofsky & Walker LLP
555 12th Street, N.W.                                   399 Park Avenue
Washington, D.C. 20004-1202                             New York, NY 10022
Attn: Neil M. Goodman                                   Attn:  Neil A. Torpey
                                                                  Mark G. Pedretti

And to:                                                 And to:
Nicholson & Cano                                        Estudio Marval, O'Farrell & Mairal
San Martin 140, 14th Floor                              Av. Leandro N. Alem 928, 7th Floor
1004 Buenos Aires, Argentina                            1001 Buenos Aires, Argentina
Attn:  Mariana Rawson Paz, Esq.                         Attn:  Alberto J. Rivera


     10.6 ADDRESSES. The addresses of the Parties set forth in Section 10.5 are the ones that the Parties establish for the purposes of this Agreement. Any of the Parties hereto may change its address to any other within the Federal Capital City with previous notice to the other Party specifying the new address, but said change shall not be considered until the notice of change is actually received by the other Party.

     10.7 FURTHER ASSURANCES. The Assignee agree to execute and deliver such other documents or agreements and to take action as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

     10.8 SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

     10.9 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     10.10 CONFIDENTIALITY. No party, without the consent of the other party, shall disclose to any third party the existence of this Agreement, its contents or any other confidential information to which it had knowledge as a result of this Agreement, except as strictly to the extent required by any law, rule or regulation or judicial process.

     10.11 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, that the Assignee may assign this Agreement to any affiliate of such Assignee, but any such assignment shall not relieve the Assignee of its obligations hereunder.

     10.12 HEADINGS. The headings of the Terms included in this Agreement are for the Parties' reference and shall not affect the meaning or interpretation of this Agreement. The use of the singular or masculine shall include the plural and feminine and the use of the plural and feminine shall include the singular and masculine, when necessary due to the context.

     10.13 TRANSLATION. This Agreement shall only be executed in the English version, but a Spanish translation in a form satisfactory to Assignor and Assignee shall be prepared immediately after its signature.

IN AGREEMENT THEREOF, the parties sign this Assignment Agreement in the City of Buenos Aires, on the 5th day of November, 1999.

IMPSAT S.A

-----------------------
Name:
Title:


EL SITIO ARGENTINA S.A.

-----------------------
Name:
Title:


EL SITIO ARGENTINA S.A.

-----------------------
Name:
Title:

               ANNEX A ASSIGNOR'S LEGAL STATUS. ASSIGNOR'S BYLAWS

               ANNEX B ASSIGNEE'S LEGAL STATUS. ASSIGNEE'S BYLAWS

             ANNEX C LIST OF CLIENTS AND SUBSCRIPTION OF EACH CLIENT

                       ANNEX D FORM OF SERVICES AGREEMENT

                ANNEX E FORM OF RESELLER AND MANAGEMENT AGREEMENT

                           ANNEX F ASSUMED LIABILITIES

                                      NONE

         ANNEX G CERTIFIED COPY OF THE MINUTES OF THE BOARD OF DIRECTORS
                  OF THE ASSIGNOR THAT APPROVED THIS AGREEMENT

                        ANNEX H FORM OF WRITTEN CONTRACT

                     ANNEX I DELOITTE & TOUCHE AUDIT REPORT

                           ANNEX J OPINION OF COUNSEL

                      FORM OF OPINION OF COMPANY'S COUNSEL

Gentlemen:

     This opinion is furnished to you pursuant to Section 6.1(g) of the Assignment Agreement dated as of , 1999 (the "Agreement") between Impsat S.A. (the "Assignor") and El Sitio Argentina S.A. (the "Assignee"). Terms defined in the Agreement are used herein as therein defined.

     We have acted as counsel for the Assignor in connection with the preparation, execution and delivery of the Agreement.

     In that connection we have examined:

          (1) the Agreement; and

          (2) the corporate documents of the Assignor.

     Based upon the foregoing, we, having regard for legal considerations we deem relevant, are of the opinion that:

          (a) The Assignor is a company validly existing and in good standing under the laws of the Republic of Argentina.

          (b) The Agreement is a legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, CONCORDATA, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally.

          (c) Except as set forth in the Annexes to the Agreement or otherwise specified in the Agreement, there are (i) to our knowledge, no material pending or threatened action, suit, claim, litigation or governmental proceedings or investigations involving the Acquired Business off any nature, in law or equity;
(ii) no preemptive, contractual or similar rights to purchase or otherwise acquire the Acquired Business, except pursuant to the Agreement; and (iii) no liens, pledges, security interest and encumbrances of the Acquired Business imposed by any Argentine statute, or to our knowledge, any agreement to which the Assignor is a party or any order of any court or any government agency to which the Assignor is subject.

          (d) The execution, delivery and performance by the Assignor of the Agreement, and the compliance with the provisions thereof by the Assignor, do not:

               (i) Violate to our knowledge any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Acquired Business or its properties or assets; or

               (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) or result in the creation of any lien, security interest, charge or encumbrance upon the Acquired Business under any agreement, document, instrument, contract, note indenture, mortgage or lease to which the Assignor is known by us to be a party or under which the Assignor or any of its assets is known by us to be bound or affected, except for a default under an Assigned Contract.

          (e) Except for the approval required for the ISP License by [_________], and with respect to (ii) of this paragraph 2(e) any approvals required under an Assigned Contract, no authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body, and to our knowledge, no consent, waiver, or authorization under any agreement, instrument, contract, note, indenture, mortgage or lease to which the Assignor is known by us to be a party or under which the Assignor or any of their assets is known by us to be bound or affected, is required for: (i) the valid authorization, execution, delivery and performance by the Assignor of the Agreement, or (ii) the valid authorization, sale and delivery of the Acquired Business, except for the authorization given under the _______ Meeting of the Assignor held on _________, 1999.

          (f) The Assignor has the necessary corporate power and authority to own its properties and conduct its businesses as presently conducted, to enter into the Agreement, and consummate the transactions contemplated thereby.

          (g) All corporate action required by the Assignor in order to authorize the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby by the Assignor has been duly and validly taken.

          (h) The execution and delivery of the Agreement does not violate the bylaws of the Assignor.

          This opinion is given only as of the date hereof and is addressed only to and is provided solely for the benefit of the addressees listed herein. It may not be delivered to or relied upon by any other person without our express consent, and is strictly limited to the matters stated herein and is not to be used or extended by implication to any other matter.

          This opinion is being rendered based on the legal provisions applicable in Argentina as of the date hereof. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.


                                      Very truly yours,


                                      -----------------------------

         ANNEX K CERTIFIED COPY OF THE MINUTES OF THE BOARD OF DIRECTORS
            OF THE ASSIGNEE THAT APPROVED THE PURCHASE OF THE CLIENTS

                     ANNEX L LIST OF BANKS AND CREDIT CARDS

                      ANNEX M GUARANTY OF ASSIGNOR'S PARENT
                                    GUARANTY


     FOR VALUE RECEIVED, and in consideration therefor, and as an inducement to EL SITIO ARGENTINA S.A., a company duly created under the laws of the Republic of Argentina ("El Sitio") to enter into that certain Assignment Agreement (the "Agreement"), dated as of , 1999, by and between El Sitio and IMPSAT S.A., a company duly created under the laws of the Republic of Argentina ("IMPSAT"), the undersigned, being the parent of IMPSAT, being familiar with the Agreement, unconditionally guarantees to El Sitio the full performance and observance of all covenants, conditions, agreements and obligations of IMPSAT under the Agreement without requiring any notice of non-payment or non-performance in order to charge the undersigned therefor, which notice the undersigned hereby expressly waives. El Sitio shall have the right to bring a cause of action seeking indemnification under the Agreement directly against the undersigned without being obligated to first bring a cause of action or exhaust its remedies against IMPSAT. The undersigned expressly agrees that the validity of this Guaranty and the obligations of the undersigned shall in no way affect or otherwise impair the right of IMPSAT or the undersigned to contest any claim for indemnification by El Sitio under the Agreement. The undersigned further covenants and agrees that this Guaranty shall remain and continue in full force and effect regardless of any modification or amendment of the Agreement except to the extent the undersigned's obligations hereunder are specifically modified or amended.

     This Guaranty shall be governed by the laws of the State of Delaware, United States of America.



                                        IMPSAT CORPORATION


                                        By: _____________________________
                                            Name:

                      ANNEX N GUARANTY OF ASSIGNEE'S PARENT
                                    GUARANTY


     FOR VALUE RECEIVED, and in consideration therefor, and as an inducement to IMPSAT S.A., a company duly created under the laws of the Republic of Argentina ("IMSPAT"), to enter into that certain Assignment Agreement (the "Agreement"), dated as of , 1999, by and between El Sitio Argentina S.A., a company duly created under the laws of the Republic of Argentina ("El Sitio"), and IMPSAT, the undersigned, being the parent of El Sitio, being familiar with the Agreement, unconditionally guarantees to IMPSAT the full performance and observance of all covenants, conditions, agreements and obligations of El Sitio under the Agreement without requiring any notice of non-payment or non-performance in order to charge the undersigned therefor, which notice the undersigned hereby expressly waives. IMPSAT shall have the right to bring a cause of action under the Agreement directly against the undersigned without being obligated to first bring a cause of action or exhaust its remedies against El Sitio. The undersigned expressly agrees that the validity of this Guaranty and the obligations of the undersigned shall in no way affect or otherwise impair the right of El Sitio or the undersigned to contest any claim by IMPSAT under the Agreement. The undersigned further covenants and agrees that this Guaranty shall remain and continue in full force and effect regardless of any modification or amendment of the Agreement except to the extent the undersigned's obligations hereunder are specifically modified or amended.

     This Guaranty shall be governed by the laws of the State of Delaware, United States of America.




                                            EL SITIO, INC.


                                            By: ______________________________
                                                Name:
                                                Title:

                              ASSIGNMENT AGREEMENT

                                 BY AND BETWEEN

                             EL SITIO ARGENTINA S.A.

                                       AND

                                   IMPSAT S.A.

                                TABLE OF CONTENTS

1.       DEFINITIONS....................................................................................... 2

2.       ASSIGNMENT; PAYMENT DATES......................................................................... 2

         2.1      Assignment and Payment of the Initial Purchase Price..................................... 2

         2.2      Price of the Assignment. Payment Dates................................................... 3

         2.3      Payment In US Dollars; Waiver Of The Doctrine Of Unforeseeability........................ 3

         2.4      Deliveries............................................................................... 4

         2.5      Framework Agreement...................................................................... 4

3.       REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR.................................................... 4

         3.1      Creation................................................................................. 4

         3.2      Power.................................................................................... 4

         3.3      Non-Breach............................................................................... 4

         3.4      Binding Obligation....................................................................... 5

         3.5      Title.................................................................................... 5

         3.6      Contracts................................................................................ 5

         3.7      No Other Purchasers...................................................................... 5

         3.8      Compliance............................................................................... 5

         3.9      Clients.................................................................................. 5

         3.10     No Consents.............................................................................. 5

         3.11     No Pending Actions, Proceedings or Investigations........................................ 6

         3.12     No Brokers............................................................................... 6

         3.13     No Material Adverse Change............................................................... 6

         3.14     No Change In Any Law..................................................................... 6

         3.15     No Misleading Statements................................................................. 6

4.       REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE.................................................... 6

         4.1      Creation................................................................................. 6

         4.2      Power.................................................................................... 6

         4.3      Non-Breach............................................................................... 7

         4.4      No Misleading Statements................................................................. 7

5.       INVOICING, ASSIGNMENT OF RIGHTS, DISTRIBUTION OF SUBSCRIPTIONS.................................... 7

         5.1      Invoicing................................................................................ 7

         5.2      Assignment of Automatic Debits........................................................... 7

         5.3      Pro-rated Fees........................................................................... 7

         5.4      Calculation of Proportional Fee.......................................................... 8

         5.5      Liability of the Assignor................................................................ 8

6.       CONDITIONS TO CLOSING............................................................................. 8

         6.1      Conditions of Obligations of the Assignee................................................ 8

         6.2      Conditions of Obligations of the Assignor................................................ 9

7.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................................................... 10

8.       INDEMNIFICATION.................................................................................. 10

         8.1      Indemnification by Assignor............................................................. 10

         8.2      Indemnification by Assignee............................................................. 11

         8.3      Indemnification Procedure............................................................... 11

9.       EXPENSES......................................................................................... 12

         9.1      Assignor's Expenses..................................................................... 12

         9.2      Assignee's Expenses..................................................................... 12

10.      MISCELLANEOUS.................................................................................... 12

         10.1     Complete Agreement...................................................................... 12

         10.2     Specific Performance.................................................................... 12

         10.3     Copies.................................................................................. 13

         10.4     Applicable Law and Jurisdiction......................................................... 13

         10.5     Notices.................................................................................  13

         10.6     Addresses............................................................................... 14

         10.7     Further Assurances...................................................................... 14

         10.8     Severability............................................................................ 14

         10.9     Counterparts............................................................................ 14

         10.10    Confidentiality......................................................................... 14

         10.11    Successors and Assigns.................................................................. 14

         10.12    Headings................................................................................ 15

LIST OF ANNEXES
Annex A                       Assignor's Legal Status. Assignor's Bylaws.
Annex B                       Assignee's Legal Status. Assignee's Bylaws.
Annex C                       List of Clients and subscription of each Client.
Annex D                       Form of Services Agreement.
Annex E                       Form of Reseller and Management Agreement
Annex F                       Assumed Liabilities.
Annex G                       Certified copy of the Minutes of the Board of
                              Directors of the Assignor that approved this
                              Agreement.
Annex H                       Form of Written Contract
Annex I                       Deloitte & Touche Audit Report
Annex J                       Opinion of Counsel
Annex K                       Certified copy of the Minutes of the Board of
                              Directors of the Assignee that approved the
                              purchase of the Clients.
Annex L                       List of Banks and Credit Cards.
Annex M                       Guaranty of Assignor's Parent
Annex N                       Guaranty of Assignee's Parent